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                                                                    EXHIBIT 99.1

               Cholestech Corporation to Acquire Health Net, Inc.

     HAYWARD, Calif.--(BW HealthWire)--Jan. 24, 2000--Cholestech Corporation (Nasdaq:CTEC) today announced its acquisition of privately held Health Net, Inc. of Hammond, Louisiana.

     Health Net is a healthcare wellness testing company that specializes in providing cholesterol, lipid, glucose, hemoglobin A1c and osteoporosis testing to consumers. Health Net administers successful consumer wellness testing programs in venues across the United States.

     "This acquisition completes the foundation of our recently announced strategy to expand Cholestech's product reach from a leading point-of-care diagnostic manufacturer, to a high-quality service company providing convenient access to accurate, affordable assessment of high cholesterol, a major risk factor for coronary heart disease, the number one killer of Americans," said Mr. Warren E. Pinckert II, President and Chief Executive Officer. "Through the internet we will also provide additional interactive tools to assist individuals in managing their lifestyle and cholesterol levels."

     "Health Net is the cornerstone of WellCheck Inc., our new national testing service. WellCheck Inc. will be responsible for ongoing testing programs in retail venues, promotional venues, and corporate facilities and will be a primary vehicle for attracting members to our internet website, WellCheck.com, scheduled to be launched early this summer. No other health care internet site currently has the capability to test and enroll self-selected members on a national basis."

     "Our goal is to provide the community of individuals, who are interested in personally managing cholesterol and certain other aspects of their health, interactive tools to assess their health, set goals for improvement and track progress against those goals."

     "Our strategy will also assist those companies, with products aimed at reducing cholesterol levels, to reach the consumer who has self selected himself as interested in controlling cholesterol levels. Through interactive compliance tools and marketing services WellCheck.com will enable these companies to more efficiently work with their consumers to lower cholesterol."

     "We will communicate our progress toward our new strategy over the next few months as we roll out an exciting new consumer oriented delivery system to help individuals manage their cholesterol levels" continued Mr. Pinckert. "Health Net has been consumer testing for close to six years using the Cholestech L.D.X(R) System. Both Tommy and Vikki Chauvin, Health Net's founders and principal executives, have long-standing relationships with Parke-Davis, a division of Warner Lambert, as well as the other leading pharmaceutical firms in the areas of cholesterol management. We have been impressed with the results Health Net has achieved in their consumer programs, including: sporting events such as CART races; medical conventions; the American Heart Association HeartWalk events; the Cholesterol Low-Down with Dick Clark; and the LIPITOR(R) Mobile Screening Unit - often testing close to 800 consumers per day at these events. I am very excited to be adding two executives of Tommy and Vikki's caliber to the management team as a driving force for our new WellCheck(R) business."

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     "Merging with Cholestech, one of the leading providers of preventive care testing equipment, is a natural fit with how Vikki and I want to expand Health Net", said Tommy Chauvin, Founder and President of Health Net. "In wedding Health Net's intimate knowledge of consumer testing, and considerable experience in providing a quality service offering, with Cholestech's state-of-the art diagnostic tools, commitment to customers, and access to capital, I think we have developed a winning strategy for growth."

     Under the terms of the agreement, Health Net shareholders will receive approximately $3 million, to be paid with a combination of cash and Cholestech stock, with up to an additional $1 million to be paid upon achievement of certain milestones. Final terms of the acquisition are to be determined upon completion of a financial audit. The acquisition is structured as an asset purchase and will be subject to purchase accounting treatment.

About Health Net

     Health Net's business philosophy is focused on providing a high quality, professional service with a smile, delivered by friendly, genuine, pleasant, caring people who leave lasting impressions with their clients as well as customers. Health Net representatives not only deliver results and information to the participants but they listen to their concerns, answer questions as they can, and direct the individual to their healthcare provider as indicated. Currently Health Net employs approximately 40 people in full- and part-time roles and Parke-Davis represents the majority of their revenue.

About Cholestech

     Cholestech is committed to helping people successfully improve their health. Working together, the Cholestech business units of WellCheck, WellCheck.com, and Diagnostic Products, can provide simple, accessible, and reliable personal health information to health care practitioners and directly to consumers in over 35 countries around the world. By offering efficient and economic diagnostic screening for cholesterol, blood sugar, and liver function, Cholestech hopes to help more people understand whether or not they face potentially serious health risks. Therapeutic monitoring options using the Cholestech L.D.X(R) System can help patients monitor their progress as they work with their health care provider to reduce their risk of cardiovascular and other diseases. Working together with health care providers, our goal is to ultimately enable people to lead longer, healthier, and more active lives.

     Safe Harbor Statement of Cholestech Corporation under the Private Securities Litigation Reform Act of 1995:

     This release may contain forward-looking statements based on our current expectations, estimates, and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates", "expects", "intends", "plans", "believes", "may", "will", and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include statements regarding the powerfulness of the combination of Cholestech and Health Net, Inc.; and the ability of Cholestech's Diagnostic Products, WellCheck, and WellCheck.com businesses to successfully provide personal health management and help identify potential health risks and monitor therapy. These statements are not guarantees of future


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performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefor our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

     Important factors that may cause a difference for Cholestech in connection with the acquisition of HealthNet include, but are not limited to, the risks inherent in acquisitions of technologies and businesses; integration issues; unanticipated expenditures; changing relationships with customers, suppliers, and strategic partners; potential contractual, intellectual property, or employment issues; and the risk that the acquisition can not be completed successfully or that anticipated benefits are not realized; delays; the loss of a significant customer; the availability and pricing of competing products and services and the resulting effects on sales and pricing of our products and services; our ability to hire and retain key executives, technical personnel, and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products; general economic conditions and specific conditions in the markets we address; and other factors.

     There are several major risks created by our pursuit of our new strategy. These risks include the following:

     We have no experience in the Testing Services or Internet Businesses. The testing services business and the Internet business to be pursued through our newly created WellCheck and WellCheck.com businesses are completely new to Cholestech and our management team. To date our business has been exclusively in the area of manufacturing and marketing the Cholestech L.D.X(R) System. We may not be able to successfully develop these new businesses. The demands of attempting to grow these new businesses may prevent us from devoting significant time and attention to our traditional business, and that traditional business may decline.

     Internet Health Management is a new and unproven Business. The internet-based health information management business is a very new and as yet unproven market. Whether we succeed in this business will depend upon individual acceptance of internet-based management of personal health information. People may not feel comfortable having their health-related information available over the Internet despite the privacy and security measures we plan to take.

     We have minimal experience in managing geographically diverse operations. Our traditional business has been managed and operated almost exclusively from our Hayward, California headquarters. The new WellCheck business we are adopting will require us to operate in multiple geographic locations. This will require us to manage multiple, geographically dispersed businesses and adapt our management and financial systems and controls to this new geographically dispersed business. We may not be able to manage these changes rapidly, successfully, or at all.

     Significant Startup Expenses. The development of the two new business units, and the WellCheck.com Internet business in particular, will require significant start-up expenditures. These expenditures are likely to materially effect the operating results of Cholestech as a whole. The Company may need to seek additional capital to help fund these start-up expenses. The required additional capital may not be available to us on favorable or acceptable terms when required, or at


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all. If we cannot obtain required additional capital, we may have to change our business strategy, which would be disruptive to our business. If we raise additional capital through borrowings, the terms of such borrowings may impose limitations on how our management may operate the business in the future. If we raise additional capital by issuing equity, this may result in a dilution of existing shareholders' interests in Cholestech. Also, equity issued by us may have rights, preferences, or privileges senior to those of our existing shareholders.

     Acquisition Related Risks. The WellCheck business will be developed in significant part by our acquiring existing testing service businesses. We may acquire services and/or technology to assist in developing our WellCheck.com business as well. Any such acquisition could result in significant amounts of cash, potentially dilutive issuances of equity securities, and/or the incurring of debt or amortization expenses related to goodwill and other intangible assets, any of which could materially harm our operating results and business.

Additional risks from the acquisition(s) we plan may include:

     -- Difficulties in assimilating the operations, technologies, products, services, and personnel of the acquired company or business -- especially assimilating multiple small businesses that Cholestech may acquire.

     -- The diversion of our management's attention from other business concerns; and

     -- The potential loss of key employees of the acquired company or business.

     Internet Business Risks. Our planned WellCheck.com business will involve the provision and management of individual health-related information over the Internet. Despite security measures we plan to take, such information may be accessed or manipulated by third parties without our, or the individual's consent. Any such security breach could greatly erode consumer confidence in our WellCheck.com business and could severely harm that business and its prospects. Additionally, if an individual's health information is corrupted by software or technical problems, consumer confidence in the WellCheck.com business could be severely damaged. If consumer information is altered by third parties or by technical problems, the affected individual may bring litigation against Cholestech and/or the Company's web site hosting partners. Any such litigation could result in significant expense, including any damage awards. Even if ultimately decided in our favor, such litigation could result in significant expense and distraction of our management.

     Our recent Annual Report of Form 10-K and Quarterly Report on Form 10-Q and other Securities and Exchange Commission filings discuss some of the important risk factors that may effect our business, results of operations, and financial condition. Cholestech undertakes no obligation to revise or update publicly any forward-looking statements for any reason. All such forward-looking statements are current only as of the date on which such statements were made.

     Cholestech L.D.X(R), WellCheck(R), and WellCheck.com(R) are registered trademarks of Cholestech Corporation. All other trademarks mentioned in this document are the property of their


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respective owners. For more information about Cholestech and its products visit us on the web at www.cholestech.com.

     CONTACT:  Cholestech Corporation
               Andrea J. Tiller, 510/732-7200